SMITH BARNEY WORLD FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

      Smith Barney World Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation that:

      FIRST: The Corporation is authorized to issue 1 billion shares of capital stock, par value $.001 per share, with an aggregate par value of $1,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof. The Board of Directors hereby classifies and reclassifies all of the unissued shares of capital stock of all classes of the Smith Barney Inflation Management Fund in such manner that the Smith Barney Inflation Management Fund's capital stock will be classified into six classes, each with a par value of $.001 per share, designated Class A Common Stock, Class B Common Stock, Class C Common Stock, Class O Common Stock, Class Y Common Stock and Class Z Common Stock. The Corporation shall be authorized to issue up to 250 million shares of each such class of capital stock of the Smith Barney Inflation Management Fund less, at any time, the total number of shares of all other such classes of capital stock of Smith Barney Inflation Management Fund then issued and outstanding.

      SECOND: The shares of Class A Common Stock, Class B Common Stock, Class O Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Inflation Management Fund series of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the Corporation's Charter with respect to those classes of capital stock of the Smith Barney Inflation Management Fund. The Class C Common Stock of the Smith Barney Inflation Management Fund classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of conditions of redemption as set forth in Article V of the Articles of Incorporation and shall be subject to all provisions of its Articles of Incorporation relating to stock of the Corporation and the Smith Barney Inflation Management Fund generally, and those set forth below:

      (1) The assets belonging to the Class C Common Stock of the Smith Barney Inflation Management Fund shall be invested in the same investment portfolio of the Corporation as the assets of any other class of capital stock of the Smith Barney Inflation Management Fund.

      (2) The dividends and distributions of investment income and capital gains with respect to the Class C Common Stock of the Smith Barney Inflation Management Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions with respect to the other classes of Common Stock of the Smith Barney Inflation Management Fund to reflect differing allocations of the expenses of the Smith Barney Inflation Management Fund among the holders of each such class and any resulting differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.


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      (3) The allocation of investment income and loss, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the Class C Common Stock of the Smith Barney Inflation Management Fund and any other class of capital stock of the Smith Barney Inflation Management Fund and of the Corporation and the determination of their respective net asset values and rights upon liquidation of the Smith Barney Inflation Management Fund or the Corporation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 under the Investment Company Act of 1940 (the "Investment Company Act") and any existing or future amendment to such rule or any rule or interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule (the "Rule").

      (4) The proceeds of the redemption of the shares of the Class C Common Stock of the Smith Barney Inflation Management Fund shall be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary among the classes of the Smith Barney Inflation Management Fund) payable on such redemption pursuant to the terms of issuance of such shares or as otherwise determined by the Board of Directors, all in accordance with the Investment Company Act and applicable rules and regulations of the NASD Inc. (the "NASD").

      (5) At such times as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Inflation Management Fund, shares of Class C Common Stock of the Smith Barney Inflation Management Fund may be automatically converted into shares of another class of capital stock of the Smith Barney Inflation Management Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Smith Barney Inflation Management Fund as aforesaid.

      (6) As to any matter with respect to which a separate vote of any class is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by the class shall apply in lieu of all shares of all classes of capital stock voting together as a single class, and, if permitted by the Investment Company Act or any rules, regulations, or order thereunder and the Maryland General Corporation Law, the classes of more than one series or portfolio shall vote together as a single class on any such matter which shall have the same effect on each such class. As to any matter that does not affect the interest of a particular class, only the holders of shares of the affected classes shall be entitled to vote.

      THIRD: The Board of Directors of the Corporation has classified and reclassified the shares described above pursuant to authority contained in the Corporation's charter.

      FOURTH: These Articles Supplementary will become effective at 9:01 A.M. on October 1, 2004.

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      IN WITNESS WHEREOF, Smith Barney World Funds, Inc. has caused these
Articles Supplementary to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of the 29th day of September, 2004.

      WITNESS:
                                           SMITH BARNEY WORLD FUNDS, INC.


      By: /s/ Marc De Oliveira             By: /s/ R. Jay Gerken
         ------------------------             ----------------------------------
      Name: Marc De Oliveira               Name: R. Jay Gerken
      Office: Assistant Secretary          Office: President and Chief Executive
                                           Officer


      THE UNDERSIGNED, President and Chief Executive Officer of Smith Barney World Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                           /s/ R. Jay Gerken
                                           ----------------------------
                                           Name: R. Jay Gerken
                                           Office: President and Chief Executive
                                           Officer